                                                                    EXHIBIT 10.8

                                    GUARANTEE
                               ("this Guarantee")

                  THIS GUARANTEE is dated as of September 23, 2002, and made by Iron Age Canada Ltd. (the "CANADIAN SUBSIDIARY") in favour of Foothill Capital Corporation, a California corporation ("FOOTHILL") as agent on behalf of the Lender Group (in such capacity, the "AGENT").

                  WHEREAS:

A. Pursuant to the terms of a loan and security agreement as amended, restated, supplemented or otherwise modified from time to time (the "LOAN AGREEMENT") dated as of September 23, 2002 by and between Foothill, the lenders signatory thereto (the "LENDERS"), Iron Age Holdings Corporation (the "PARENT") and its wholly-owned subsidiaries, Iron Age Corporation ("IRON AGE") and Falcon Shoe Mfg. Co. ("FALCON" and together with Iron Age, each a "BORROWER" and collectively the "BORROWERS"). Foothill has agreed to act as a manager and a administrative agent for the Lenders to the Borrowers;

B. The Canadian Subsidiary is a corporation incorporated under the laws of Canada pursuant to the Canada Business Corporations Act with its chief executive office located at 560 Bryne Drive, Unit 3, Barrie, Ontario, L4N 9P6. The Canadian Subsidiary is a subsidiary of Iron Age and is a part of the Parent's corporate and operational group which includes the Borrowers (the "IRON AGE GROUP") and which receives services and support from the Parent. By virtue of it being part of the Iron Age Group, the Canadian Subsidiary derives economic benefit from the Advances to the Borrowers;

C. As a condition of and as security for the Advances, the Agent and the Lenders require the Canadian Subsidiary to guarantee repayment of the Advances, interest thereon calculated in accordance with the Loan Agreement and all other Obligations (collectively the "DEBT") and to guarantee the observance, payment and performance by the Borrowers of all the obligations, payments and otherwise to the Agent, the Lenders and the Lender Group under the Loan Agreement, and the Loan Documents (together with the Debt, collectively the "GUARANTEED OBLIGATIONS");

D. The Parent is also a guarantor of the Guaranteed Obligations;

E. All capitalized terms used but not defined herein have the meaning ascribed to such terms in the Loan Agreement.

                  FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Canadian Subsidiary hereby agrees with the Agent and the Lenders as follows:

1. The Canadian Subsidiary irrevocably, absolutely and unconditionally guarantees to the Agent and the Lenders the due payment by the Borrowers to the Agent, the Lenders and
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                                      -2-

the Lender Group of the Guaranteed Obligations and the due performance by the Borrowers of the Guaranteed Obligations.

2. This Guarantee is a continuing guarantee and is not limited by amount, time or otherwise.

3. The Canadian Subsidiary hereby acknowledges that certain of the rights of interest applicable as to the Guaranteed Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be, and paid for the actual number of days elapsed. For the purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to:

         (a) the applicable rate based on a year of 360 days or 365 days, as the case may be,

         (b) multiplied by the actual number of days in a calendar year in which the period for such interest is payable (or compounded), and

         (c)      divided by 360 days or 365 days, as the case may be.

4. If any provision of this Guarantee would oblige the Canadian Subsidiary to make any payment of interest or other amount payable to the Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Agent or that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Agent or that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

                  (i) first, by reducing the amount or rate of interest required to be paid to the Agent or the affected Lender; and

                  (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Agent or the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

5. The liability of the Canadian Subsidiary hereunder shall bear interest from the date written demand for payment is deemed to have been given by the Agent to the Canadian Subsidiary at the Prime Interest Rate (defined below) plus 3% per annum (the "INTEREST RATE"). "PRIME INTEREST RATE" as used in this Guarantee shall mean the annual rate of interest announced from time to time by Canadian Imperial Bank of Commerce as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

6. The Canadian Subsidiary will provide and grant forthwith to the Agent the security described in the Loan Agreement, including, without limitation, a general security
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                                      -3-

agreement as security for the obligations of the Canadian Subsidiary hereunder to the Agent and the Lenders.

7. Without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Canadian Subsidiary hereunder and without the consent of or notice to the Canadian Subsidiary, the Agent may as it sees fit and regardless of whether the Canadian Subsidiary's risk is increased:

         (a) grant time, renewals, extensions, indulgences, releases and discharges to a Borrower or any other person or persons now or hereafter liable to the Agent and the Lenders in respect of the Guaranteed Obligations,

         (b) take or refrain from taking security or collateral from a Borrower or any other person or persons or from perfecting such security or collateral in connection with the Guaranteed Obligations,

         (c) give up, modify, exchange, renew, release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by a Borrower or any other person or persons with respect to the Guaranteed Obligations,

         (d) accept compromises, settlements or arrangements from any of the Borrowers or any other person or persons,

         (e) exercise any right or remedy which it may have against a Borrower or any other person or persons or with respect to any security for the Guaranteed Obligations, including judicial and non-judicial foreclosure,

         (f) apply money at any time received from a Borrower or any person or persons or from security upon such part of the Guaranteed Obligations as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit,

         (g) give credit or make advances to any Borrower, any Guarantor or any other person, and discontinue, release, increase or otherwise vary such credit, or

         (h) otherwise deal with, or waive or modify its right to deal with any of the Borrowers and any other person or persons and securities as the Agent may see fit, and in no case shall the Agent be responsible for nor the Canadian Subsidiary released from its obligations hereunder by any neglect or omission of the Agent with respect to any of the foregoing.

8. The Canadian Subsidiary renounces all benefits of discussion and division.

9. This Guarantee will not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Agent, the Lenders and the Lender Group, and all dividends, compositions, proceeds of security valued and payments received by the Agent and the Lenders from the Borrowers or from others or from estates shall be regarded for all purposes as payments in gross without any right on the part of the Canadian Subsidiary to claim in reduction of the liability under this Guarantee the benefit of any such dividends, compositions, proceeds or payments or any securities held by the Agent and the Lenders or proceeds thereof. Nothing but the performance and payment in full of the Guaranteed Obligations shall release the Canadian Subsidiary of its liability under the Guarantee.

10. All monies, advances, renewals and credits in fact borrowed or obtained by the Borrowers from the Agent and the Lenders under the Loan Agreement or any other Loan Document or under any security held from time to time by the Agent for the Guaranteed Obligations will be deemed to form part of the Guaranteed Obligations, notwithstanding any lack or limitation of status or of power, incapacity or disability of any of the Borrowers or of the directors, partners or agents thereof, or that a Borrower may not be a legal or suable entity, or any irregularity, defect or informality in the borrowing or obtaining of such money, advances, renewals or credits, the whole whether known to the Agent or any Lender or not, and any sum which may not be recoverable from the Canadian Subsidiary as guarantor shall be recoverable from the Canadian Subsidiary as sole or principal debtor in respect thereof and vice versa and shall be paid to the Agent as aforesaid and the Canadian Subsidiary shall indemnify the Agent in respect of the due payment of such amount.

11. This Guarantee is in addition to and not in substitution for any other guarantee by any other person(s), at any time held by the Agent or any Lender, and any present or future obligation to the Agent or any Lender incurred or arising otherwise than under a guarantee provided by the Canadian Subsidiary or of any other obligant, whether bound with or apart from the Borrowers.

12. The Canadian Subsidiary hereby expressly authorizes and consents to the Agent, from time to time, without giving notice to the Canadian Subsidiary, and without in any way discharging, limiting or lessening the liability of the Canadian Subsidiary under this Guarantee, omitting or refraining from proving its full claim or any claim or omitting or refraining from valuing any security held by it, in the event of the bankruptcy, liquidation, winding-up or other distribution of assets of any of Borrowers or of any surety or guarantor for the Guaranteed Obligations or omitting or refraining from contesting or challenging any disposition, conveyance or transfer of assets, if a Borrower or any surety or guarantor for the Guaranteed Obligations shall make a bulk sale of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement.

13. The Canadian Subsidiary will be bound by any account settled between the Agent and the Borrowers, and if no such account has been so settled any account stated by the Agent will be accepted by the Canadian Subsidiary as prima facie evidence of the amount which at the date of the account so stated is due by the Borrowers to the Agent and the Lenders or remains unpaid by Borrowers to the Agent and the Lenders, in the absence of manifest error.

14. The Canadian Subsidiary will not at any time claim to be subrogated in any manner to the rights and position of the Agent and will not claim the benefit of any security at any time held by the Agent until the Agent has received payment in full of all monies, interest
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                                      -5-

and other amounts due to the Agent and the Lenders under or relating to the Guaranteed Obligations.

15. The Agent will not be bound to exhaust its recourse against the Borrowers or any other person or persons or the security or other securities it may hold, or any of them, before requiring payment by the Canadian Subsidiary, and the Agent may enforce the various remedies available to it and may realize upon the various securities or any part of such securities in such order as the Agent may determine.

16. No suit based upon this Guarantee shall be instituted until demand for payment has been made, and demand for payment shall be deemed to have been effectively made upon the Canadian Subsidiary by delivery of written demand to the Canadian Subsidiary at the address of the Canadian Subsidiary last known to the Agent. Moreover, when demand for payment has been made, the Canadian Subsidiary shall also be liable to the Agent and the Lenders for all reasonable legal fees and disbursements (on a solicitor and his own client basis) incurred by or on behalf of the Agent and the Lenders instituted on the basis of this Guarantee.

17. This Guarantee shall not be discharged, limited or otherwise affected by anything done, suffered or permitted by the Agent or any Lender in connection with the Borrowers, the Guaranteed Obligations or any security held by or granted to the Agent to secure payment of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations and liabilities of the Canadian Subsidiary hereunder shall not be released, limited or otherwise affected by:

         (a) the insolvency or bankruptcy or ceasing to exist of a Borrower or any other person or persons,

         (b) the appointment of a receiver for the assets of a Borrower or any other person or persons,

         (c) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Guaranteed Obligations, security, person or otherwise,

         (d) any modification or amendment of or supplement to the Guaranteed Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder,

         (e) any change in the name of a Borrower or in the reorganization, merger or amalgamation of a Borrower,

         (f) the acquisition of a Borrower's business by any person or a change in control of a Borrower,

         (g) any change whatsoever in the objects, capital structure, constitution or constating documents of a Borrower,
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                                      -6-

         (h) any defect in, omission from, failure to file or register or defective filing or registration of any instrument under which the Agent has taken any security or collateral for payment of or performance or observance of any of the Guaranteed Obligations or of any other person who is or may become liable in respect of the Guaranteed Obligations, or

         (i) any other circumstance which might otherwise constitute a legal or equitable defence available to, or a complete or partial discharge of, the Borrowers in respect of the Guaranteed Obligations, or both, but shall, notwithstanding the happening of any such event before or after the execution of this Guarantee, continue to apply to the Guaranteed Obligations.

18. This Guarantee will be operative and binding upon the Canadian Subsidiary, and possession of this instrument by the Agent or its successors or assigns will be conclusive evidence against the Canadian Subsidiary that this Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any conditions precedent or subsequent had been complied with.

19. The Canadian Subsidiary hereby waives notice of its acceptance of this Guarantee, notice of transactions or obligations contracted or incurred by the Borrowers, notice of default of the Borrowers and demand for payment upon the Borrowers and the Canadian Subsidiary (except as required by Section 16 of this Guarantee).

20. Taxes and Other Taxes

         (a) Any and all payments to the Agent and the Lenders shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and liabilities with respect thereto (as such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES") imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein), unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Canadian Subsidiary shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, then:

                  (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Agent and the Lenders shall receive an amount equal to the sum they would have received if no such deduction or withholding had been made, and

                  (ii) the Canadian Subsidiary forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

         (b) The Canadian Subsidiary agrees to pay forthwith any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "OTHER TAXES") imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Canadian Subsidiary hereunder or from the execution, delivery or registration of, or otherwise with respect to this Guarantee.

         (c) The Canadian Subsidiary agrees to indemnify the Agent and the Lenders for the full amount of Taxes or Other Taxes not deducted or withheld and paid by the Canadian Subsidiary in accordance with subparagraph 20(a) or (b) hereof to the relevant taxation or other authority and any Taxes or Other Taxes imposed by any jurisdiction on the amounts payable by the Canadian Subsidiary under this paragraph 20 paid by the Agent or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 15 days from the date the Agent or any Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Canadian Subsidiary by the Agent or any Lender shall be prima facie evidence of the amount due from the Canadian Subsidiary to such Person.

         (d) The Canadian Subsidiary shall, upon the request of the Agent, furnish to the Agent the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Canadian Subsidiary as soon as such receipt becomes available, together with a certificate of an officer of the Canadian Subsidiary, which certificate indicates the amount of Taxes or Other Taxes, as the case may be, withheld by the Canadian Subsidiary in respect of payments made hereunder.

         (e) Without prejudice to the survival of any other agreement or obligation of the Canadian Subsidiary hereunder, the obligations of the Canadian Subsidiary under this paragraph 20 shall survive the termination of this Guarantee and the payment of the Guaranteed Obligations.

21. This Guarantee covers all agreements between the parties hereto concerning the subject matter hereof, and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not expressly embodied herein.

22. This Guarantee is governed by and shall be construed in accordance with the laws of Ontario and the laws of Canada applicable therein, and the Canadian Subsidiary attorns to the non-exclusive jurisdiction of the courts of Ontario in respect of all disputes which may arise under this Guarantee, and irrevocably agrees that such actions and proceedings may be heard and determined in such courts, agrees to be bound by any judgement thereof and irrevocably waives, to the fullest extent possible, the defence of forum non conveniens, provided, however, that any party may serve legal process in any manner permitted by law and that nothing herein shall limit any party's right to bring proceedings against the other party or the property or assets of such party in the courts of any other jurisdiction.

23. The Canadian Subsidiary hereby acknowledges the financial condition of each of the Borrowers and for so long as any part of the Guaranteed Obligations or any related amounts due, owing or accrued to the Agent and the Lenders remains unpaid or outstanding, the Canadian Subsidiary assumes all responsibility for being and keeping itself informed of the financial condition of each of the Borrowers and of all circumstances bearing upon the nature, scope and extent of the risk which the Canadian Subsidiary assumes and incurs under this Guarantee.

24. The Canadian Subsidiary represents and warrants to the Agent and the Lenders, and acknowledges that they are relying upon such representations and warranties, that:

         (a) the Canadian Subsidiary has full power and capacity to enter into this Guarantee and to carry out the obligations contemplated herein,

         (b) this Guarantee has been approved by all necessary corporate action on the part of the Canadian Subsidiary, and, when executed and delivered, will constitute a legal, valid and binding obligation of the Canadian Subsidiary, enforceable by the Agent in accordance with the terms of this Guarantee, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditor rights generally,

         (c) the Notice, Certificate of Officer, Directors Resolution and Shareholders Resolutions of the Canadian Subsidiary in connection with the Guarantee have been properly executed in accordance with the constating documents of the Canadian Subsidiary,

         (d) the execution of this Guarantee will not contravene any material provision of any material law, regulation, order or permit applicable to the Canadian Subsidiary, or result in a breach of or constitute a default under or require any consent under any material agreement or instrument to which the Canadian Subsidiary is a party or by which the Canadian Subsidiary is bound,

         (e) Iron Age is the registered holder of all of the issued and outstanding shares of the Canadian Subsidiary,

         (f) the Canadian Subsidiary is duly licensed and registered to carry on business in the jurisdictions in which it carries on business,

         (g) the Canadian Subsidiary is not an insolvent person (as defined in the Bankruptcy and Insolvency Act of Canada) at the time of giving this Guarantee,

         (h) the giving of this Guarantee is not being made with the intent to hinder, delay or defraud either present or future creditors of the Canadian Subsidiary, and

         (i) the chief executive office (within the meaning prescribed in the Personal Property Security Act (Ontario)) of the Canadian Subsidiary is 560 Bryne Drive, Unit 3, Barrie, Ontario, L4N 9P6.

25. The Agent may assign its rights under this Guarantee without notice to the Canadian Subsidiary, provided that the assignee has also obtained the rights and obligations of the Agent under the Loan Agreement.

26. This Guarantee enures to the benefit of the Agent and its respective successors and assigns and is binding on the Canadian Subsidiary and its respective successors and assigns.

27. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

28. In the event that the Agent obtains any judgement in Canadian dollars in respect of any liability of the Canadian Subsidiary in U.S. dollars, the Agent and the Canadian Subsidiary agree that the rate of exchange to be used to determine the amount of the judgement shall be the rate of exchange quoted by the bankers of the Agent as the rate at which the Agent could purchase U.S. dollars with Canadian dollars at noon on the banking day preceding the date on which the judgement is rendered. If the amount of U.S. dollars purchased by the Agent is less than the amount of U.S. dollars originally due to it, the Canadian Subsidiary agrees, as a separate obligation, to indemnify the Agent and the Lenders against such loss, and if the amount so purchased exceeds the sum originally due to the Agent and the Lenders, the Agent agrees to promptly remit such excess to the Canadian Subsidiary.

29. If any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

30. The Agent's rights or remedies hereunder shall not be exhausted by the exercise of any such rights or remedies or by any action or by any number of successive actions against the Canadian Subsidiary in respect of the Canadian Subsidiary's obligations hereunder.

31. Upon the bankruptcy, liquidation, winding-up or other distribution of assets of any of the Borrowers or any surety or guarantor for the Guaranteed Obligations, or in the event that any of the Borrowers or any surety or guarantor for the Guaranteed Obligations shall make a bulk sale of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Agent shall have the right to prove and rank for the full amount of the Guaranteed Obligations, including in its claim all sums paid by the Canadian Subsidiary to the Agent and the Lenders under this Guarantee, and to receive all dividends or other payments in respect of such claim (and in the case of any bulk sales, the Agent shall have the right to challenge any such sales), until all of the Guaranteed Obligations has been paid in full, and the Canadian Subsidiary hereby assigns and transfers to the Agent until such time as all of the Guaranteed Obligations has been paid in full all of its rights to prove and rank for such sums paid by the Canadian Subsidiary to the Agent and the Lenders and to receive the full amount of all dividends and payments in respect thereto.

32. The Canadian Subsidiary shall continue to be liable, up to the limit of the liability under this Guarantee, less any payments made by the Canadian Subsidiary to the Agent and the Lenders, for any balance which may be owing to the Agent and the Lenders by the Borrowers after payment of such dividends or other payments to the Agent and the Lenders. In the event of the valuation by the Agent of any of its security and/or retention thereof by the Agent, such valuation and/or retention shall not, as between the Agent and the Canadian Subsidiary, be considered as payment or satisfaction or reduction of the Guaranteed Obligations or any part thereof.

33. The Canadian Subsidiary will not engage in any fundamental corporate change including, without limitation, any amalgamation, continuation, reorganization, arrangement, reduction in capital, liquidation, dissolution or winding-up, except as permitted under the Loan Agreement.

34. No failure or delay on the part of the Agent to exercise any right provided for in or contemplated by this Guarantee shall operate as a waiver thereof unless made in writing and signed by the Agent and, in that event, such waiver shall operate only as a waiver of the right expressly referred to therein.

35. This Guarantee may not be amended, altered or qualified except by a memorandum in writing signed by all of the parties hereto and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not signed such memorandum.

36. The Canadian Subsidiary shall and will, from time to time and at all times hereafter upon every reasonable written request so to do, cause such meetings to be held, resolutions passed and by-laws enacted, exercise its vote and influence, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further papers, acts, deeds, assurances and things as may be necessary or desirable in the opinion of the Agent or its counsel, acting reasonably, for implementing and carrying out more effectually the true intent and meaning of this Guarantee.

37. Time shall be strictly of the essence of this Guarantee and of every part thereof and no extension or variation of this Guarantee shall operate as a waiver of this provision.

38. The Canadian Subsidiary hereby acknowledges receipt of a fully signed copy of this Guarantee.

39. The parties acknowledge that they have required that this Agreement and all related documents be prepared in English. Les parties reconnaissent avoir exige que la presente convention et tons les documents connexes soient rediges en anglais.

                  IN WITNESS WHEREOF the Canadian Subsidiary has executed, and delivered this Guarantee as of the date given above.

IRON AGE CANADA LTD.                )
by its authorized signatories:      )
                                    )
Bart R. Huchel___________________   )
Authorized Signatory                )
                                    )
William J. Mills_________________   )
Authorized Signatory                )